                                  EXHIBIT 23.2

                       Consent of Independent Accountants

                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Valley Forge Corporation and Subsidiaries on Form S-8 (File No.333-________) of our report dated March 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Valley Forge Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years ended December 31, 1995.

                                                         COOPERS & LYBRAND LLP

Oakland, California
July 1, 1996